Exhibit 99.1

Mead Johnson Delivers Strong First Quarter Results;
Narrows Full-Year Guidance

GLENVIEW, Ill.--(BUSINESS WIRE)--April 29, 2010--Mead Johnson Nutrition Company (NYSE: MJN) announced today its financial results for the first quarter ended March 31, 2010, including:

  Net sales in the quarter were up 10 percent versus the first quarter of 2009 on both a GAAP and non-GAAP basis. Excluding the favorable impact of foreign exchange, sales increased 7 percent.
  GAAP net earnings of $0.61 per diluted share for first quarter of 2010, compared with $0.55 per diluted share for 2009.
  Non-GAAP (1) net earnings of $0.65 per diluted share for the first quarter of 2010, up 14 percent from $0.57 per diluted share a year earlier.
  First quarter 2010 GAAP and non-GAAP earnings include a $0.05 per diluted share unfavorable impact from the January devaluation of the Venezuelan bolivar.
  Earnings growth was driven by strong contributions from emerging markets, stable performance from developed markets, lower interest expense and a slightly reduced tax rate, partially offset by significantly higher demand-generation investments and higher operating expenses incurred as a stand- alone company.
  Narrowing full-year non-GAAP EPS guidance to $2.33 to $2.40; previously $2.30 to $2.40. GAAP EPS guidance of $2.10 to $2.17.

  (1) See “Factors Affecting Comparability – Adjusted Non-GAAP Financial Measures” and the reconciliation of GAAP and non-GAAP results included in this release.

“We are very pleased with our results for the first quarter,” said Chief Executive Officer Stephen W. Golsby. “With emerging markets continuing to produce double-digit sales and earnings growth, and the improvements in the performance of our U.S. business, we are on track to report another year of profitable growth. While our China business continues to be the largest contributor to our revenue growth, it was just one of 10 major markets in Asia and Latin America to report double-digit gains, demonstrating the broad-based success of our growth strategy. Our results also reflect many actions taken to strengthen performance in the United States, including the introduction of several new products, resulting in improved market share.”

“We ended the quarter with $462 million of cash, after paying off $120 million of debt,” Mr. Golsby added. “Our strong balance sheet and cash flow provide us with the financial flexibility to pursue new opportunities to invest for future growth. For example, our strategy to expand our global reach within high-growth regions continued in the first quarter with the announcement of our agreement to form a joint venture with Almarai Company to manufacture, market and distribute pediatric nutrition products in the Gulf Cooperation Council countries of the Middle East.”

First Quarter Results

Net sales for the first quarter of 2010 totaled $763.5 million, up 10 percent from $693.0 million a year-ago. Sales benefited 4 percent from volume and 3 percent each from price and foreign exchange. Earnings before interest and income taxes (EBIT) totaled $197.9 million, up from $188.8 million a year earlier. The increase was primarily due to higher sales, partially offset by increased advertising and promotion spending, higher research and development expense, the adverse impact from the devaluation of the Venezuelan bolivar and additional costs to support the infrastructure required for a stand-alone public company.

EBIT for the first quarter of 2010 includes $10.9 million of specified expenses primarily associated with costs to separate from Bristol-Myers Squibb’s (BMS) IT platform. EBIT for the first quarter of 2009 included $14.8 million of net specified items, largely for costs related to the company’s initial public offering in February 2009, net of a favorable legal settlement.

Net earnings attributable to shareholders for the first quarter of 2010 totaled $125.6 million, or $0.61 per diluted share, compared with $103.5 million, or $0.55 per diluted share for the prior-year period. Results for 2010 benefited from significantly lower interest expense as a result of the debt refinancing completed in the fourth quarter of 2009, which lowered the amount of debt outstanding as well as the interest rates, along with a slightly lower effective tax rate compared with the year-ago first quarter.

On a non-GAAP basis, which excludes the specified items noted above, net earnings attributable to shareholders totaled $133.8 million, or $0.65 per diluted share, for the first quarter of 2010, compared with $115.8 million, or $0.57 per diluted share, for the same quarter a year ago.

First Quarter Segment Results

The Asia/Latin America segment had net sales of $456.0 million for the first quarter of 2010, up 17 percent from $389.8 million in 2009. Sales benefited 7 percent from volume, 6 percent from price and 4 percent from foreign exchange. Segment performance was driven by constant dollar double-digit sales growth, notably in China, Hong Kong, Malaysia, Thailand and several Latin American countries. EBIT totaled $166.3 million, up 12 percent compared with $148.7 million for the year-ago first quarter. EBIT was affected in the quarter by higher demand-generation investments in advertising and promotion and sales force additions in support of our geographic expansion efforts, primarily in China.

The North America/Europe segment reported net sales of $307.5 million for the first quarter of 2010, up from $303.2 million in 2009. Sales benefited 2 percent from foreign exchange, partially offset by a 1 percent decline in volume with no contribution from price. EBIT totaled $97.1 million, including the impact of higher advertising and promotional spending, compared with $101.2 million in the first quarter a year ago.

Outlook for 2010

“Looking at the rest of the year, we expect continued strong growth in Asia/Latin America, while the market in the United States remains challenging, particularly given a lower birth rate. We are encouraged, however, by greater strength in our U.S. market share, evidence of the success of our recent product innovations and our demand-creation programs. Nevertheless, we still expect sales for our North America/Europe segment to be relatively flat compared with 2009 for the full year,” Mr. Golsby said. “While we experienced lower dairy costs in the first quarter, this trend will start to reverse in the second quarter as the impact of the rise in dairy prices during the latter half of 2009 begins to flow through our financials. Further, we are planning for significantly higher demand-generation investments in the remainder of the year to sustain accelerated growth, as well as a ramp up in our shared service cost overlap as we transition to IBM from BMS as our shared service provider. Given the continued strength in our Asia/Latin America segment and stabilization in North America and Europe, we are narrowing our 2010 non-GAAP EPS guidance to $2.33 to $2.40.”

Key assumptions underlying this non-GAAP estimate include a net sales increase of 7 to 8 percent, excluding the effect of foreign exchange; gross margin contraction due to higher manufacturing, raw material and commodity costs, primarily dairy; up to $25 million in incremental infrastructure costs incurred during the shared service transition to IBM; ongoing investments in demand-creation activities and expansion into new markets; an effective tax rate between 30 and 31 percent; and 205 million fully diluted shares outstanding.

GAAP earnings guidance is estimated at $2.10 to $2.17 per diluted share, compared with earnings of $1.99 per diluted share in 2009. GAAP guidance includes approximately $0.23 per share of specified items, consisting primarily of costs to separate from BMS’s IT systems.

Conference Call Scheduled

The company will host a conference call at 9 a.m. CDT today during which company executives will review first quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, go to the Web site at least 15 minutes before the call and click on the Investors tab. Security analysts and investors wishing to participate by telephone should call 1-866-831-6267, pass code: Mead Johnson. Callers outside of North America should call +1-617-213-8857 to be connected.

A replay of the conference call will be available through midnight CDT Thursday, May 6, 2010, by calling 1-888-286-8010 or +1-617-801-6888, pass code: 78047974. The replay will also be available at meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity price increases; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates; (8) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; (9) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; and (10) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2009, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with, or furnished to, the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in 60 markets worldwide. The company’s mission is to create nutritional brands and products trusted to give infants and children the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to meadjohnson.com.

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009
NET SALES	$763.5	$693.0
COST OF PRODUCTS SOLD	271.8	247.6

GROSS PROFIT	491.7	445.4

EXPENSES:
SELLING, GENERAL AND ADMINISTRATIVE	171.4	163.4
ADVERTISING AND PRODUCT PROMOTION	98.4	75.9
RESEARCH AND DEVELOPMENT	20.1	15.3
OTHER EXPENSES—NET	3.9	2.0

EARNINGS BEFORE INTEREST AND INCOME TAXES	197.9	188.8

INTEREST EXPENSE—NET	12.1	28.0

EARNINGS BEFORE INCOME TAXES	185.8	160.8

PROVISION FOR INCOME TAXES	58.3	54.2

NET EARNINGS	127.5	106.6
Less: Net Earnings attributable to noncontrolling interests	1.9	3.1

NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$125.6	$103.5

Earnings per Common Share – Basic
Net Earnings attributable to shareholders	$0.61	$0.55

Earnings per Common Share – Diluted
Net Earnings attributable to shareholders	$0.61	$0.55

Weighted Average Shares	204.5	188.8
Dividends declared per Common Share	$0.225

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	March 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$462.1	$561.1
Receivables—net of allowances of $6.0 and $6.2, respectively	323.7	317.6
Note Receivable	—	30.0
Inventories	318.1	309.9
Deferred Income Taxes—net of valuation allowance	86.9	89.4
Foreign Income Taxes Receivable	5.0	5.6
Prepaid Expenses and Other Assets	45.8	22.5

Total Current Assets	1,241.6	1,336.1

Property, Plant and Equipment—net	506.3	501.4
Goodwill	117.5	117.5
Other Intangible Assets—net	58.2	50.5
Deferred Income Taxes—net of valuation allowance	16.1	16.0
Other Assets	57.0	48.8

TOTAL	$1,996.7	$2,070.3

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	March 31,	December 31,
	2010	2009
LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Short-Term Borrowings	$—	$120.0
Accounts Payable	324.8	361.3
Dividends Payable	46.3	41.0
Accrued Expenses	189.2	206.6
Accrued Rebates and Returns	267.4	268.2
Deferred Income—current	13.3	19.9
Deferred Income Taxes—current	0.4	0.1
U.S. and Foreign Income Taxes Payable	80.3	83.1

Total Current Liabilities	921.7	1,100.2

Long-Term Debt	1,501.3	1,484.9
Deferred Income—noncurrent	2.1	2.8
Deferred Income Taxes—noncurrent	13.1	5.1
Pension, Post Retirement and Post Employment Liabilities	122.9	123.6
Other Liabilities	19.3	18.0

Total Liabilities	2,580.4	2,734.6

COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT):
Shareholders’ Equity:
Common Stock, $0.01 par value: 4,200 authorized, 204.5 issued and outstanding	2.0	2.0
Additional Paid-in (Distributed) Capital	(792.3)	(797.4)
Retained Earnings	285.4	206.1
Accumulated Other Comprehensive Income (Loss)	(91.5)	(85.6)

Total Shareholders’ Equity (Deficit)	(596.4)	(674.9)

Noncontrolling Interests	12.7	10.6

Total Equity (Deficit)	(583.7)	(664.3)

TOTAL	$1,996.7	$2,070.3

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$127.5	$106.6
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	15.6	13.9
Changes in Assets and Liabilities	(12.4)	(24.7)
Other	13.6	1.1

Net Cash Provided by Operating Activities	144.3	96.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for Capital Expenditures	(57.4)	(22.4)
Proceeds from Sale of Equipment	0.5	0.6

Net Cash Used in Investing Activities	(56.9)	(21.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Borrowings	(120.0)	—
Payment for Capital Lease Termination	(47.0)	—
Proceeds from Promissory Note from BMS	30.0	—
Cash Dividends Paid	(41.0)	—
Proceeds from Initial Public Offering, net of offering costs	—	782.3
Repayment of Related-Party Debt and Lease	—	(597.0)
Net Transfers from BMS, excluding noncash items	—	97.7
Distributions to Noncontrolling Interests	—	(0.8)

Net Cash Provided by (Used in) Financing Activities	(178.0)	282.2
Effects of Changes in Exchange Rates on Cash and Cash Equivalents	(8.4)	1.4

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(99.0)	358.7

CASH AND CASH EQUIVALENTS:
Beginning of Period	561.1	—

End of Period	$462.1	$358.7

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)
				% Change Due to
	Three Months Ended March 31,					Foreign
	2010	2009	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$456.0	$389.8	17%	7%	6%	4%
North America/Europe	307.5	303.2	1%	-1%	0%	2%
Total	$763.5	$693.0	10%	4%	3%	3%

Earnings Before Interest and Income Taxes
Asia/Latin America	$166.3	$148.7	12%
North America/Europe	97.1	101.2	-4%
Total operating segments	263.4	249.9	5%
Corporate and Other	(65.5)	(61.1)
Total	$197.9	$188.8	5%

Factors Affecting Comparability – Adjusted Non-GAAP Financial Measures

This news release contains adjusted non-GAAP (non-GAAP) financial measures, including non-GAAP EBIT, earnings and earnings per share information, adjusted for factors that affect comparability due to the impact of the company’s split-off and separation from BMS and other specified costs. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP EBIT, earnings and earnings per share, are specified initial public offering (IPO), split-off and other costs. In addition, other adjusted items include the tax impact of specified IPO, split-off and other costs, and the number of shares outstanding in 2009 to reflect the increase in shares due to the IPO. Non-GAAP EBIT, earnings and earnings per share information adjusting for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The table that reconciles GAAP to non-GAAP disclosure follows:

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 and 2009
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest		Net Earnings attributable		Earnings per Common
	and Income Taxes		to shareholders		Share-Diluted
	2010	2009	2010	2009	2010	2009
GAAP results	$197.9	$188.8	$125.6	$103.5	$0.61	$0.55
Specified Items:(1)
IPO-related costs	-	17.2
IT separation costs(2)	9.9	-
Severance and related costs(3)	0.5	7.6
Litigation costs and settlements-net(2)	0.5	(10.0)
Specified Items before income taxes	10.9	14.8	10.9	14.8	0.05	0.07
Less: income tax impact on items above			4.1	2.5	0.02	0.01
Write-off of deferred tax asset related to BMS stock options			1.4	-	0.01	-
Effect of newly issued shares(4)					-	(0.04)
Adjusted non-GAAP results	$208.8	$203.6	$133.8	$115.8	$0.65	$0.57

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Sales, General and Administrative expenses in 2010
(3)Included in Other Expenses-net in 2010
(4)Prior to Feb. 10, 2009, there were 170.0 million shares of common stock outstanding. The company issued an additional 34.5 million shares of common stock in the IPO.

CONTACT:
Mead Johnson Nutrition Company
Investors:
Kathryn Chieger, (847) 832-2419
kathryn.chieger@mjn.com
or
Media:
Christopher Perille, (847) 832-2178
chris.perille@mjn.com